UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement         [   ]   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12


                            NASB FINANCIAL, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------------------
   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

              -------------------------------

         (2)  Aggregate number of securities to which transaction applies:

              --------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              --------------------------------

         (4)  Proposed maximum aggregate value of transaction:

               ---------------------------------

         (5)  Total fee paid:

                ---------------------------------


[   ]    Fee paid previously with preliminary materials.
[   ]    Check  box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:________________
         (2)      Form, Schedule or Registration Statement No.:_________________
         (3)      Filing Party:________________
         (4)      Date Filed:_________________

(LOGO)

                                                               December 29, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of NASB Financial, Inc. (the "Company"), which will be held on Tuesday, January 23, 2001, at 8:30 a.m. Central Standard Time, in the lobby of our Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri.

     At this Annual Meeting, you are being asked to elect directors and ratify the appointment of our independent auditors. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be presented at the Annual Meeting. The Board of Directors unanimously recommends that stockholders vote "FOR" each matter to be considered.

     YOUR VOTE IS IMPORTANT. You are urged to sign, date, and mail the enclosed Proxy promptly in the postage-prepaid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy.

     A copy of the Bank's Annual Report for the fiscal year ended September 30, 2000, accompanies the Notice of Annual Meeting and the Proxy Statement. On behalf of the Board of Directors, I wish to thank you for your continued support. We appreciate your interest.



Sincerely,





David H. Hancock
Board Chairman

                              NASB FINANCIAL, INC.
                             12498 South 71 Highway
                            Grandview, Missouri 64030
                                 (816) 765-2200


                                     NOTICE
                         Annual Meeting of Stockholders
                            Tuesday, January 23, 2001


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NASB Financial, Inc. will be held at the North American Savings Bank, Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri, on Tuesday, January 23, 2001, at 8:30 a.m., Central Standard Time, for the following purposes:

1. To elect two directors of the Company to serve three-year terms; and

2. To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 2001; and

3. To transact such other business as may properly come before the meeting.

Pursuant to the Bylaws, the Board of Directors has fixed the close of business on December 15, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.

                                                     NASB FINANCIAL, INC.






                                                     Rhonda Nyhus
                                                     Vice President & Secretary
December 29, 2000

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY, THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.

                              NASB FINANCIAL, INC.
                             12498 South 71 Highway
                            Grandview, Missouri 64030
                                 (816) 765-2200


                                 PROXY STATEMENT
                         Annual Meeting of Stockholders
                                January 23, 2001


                       Voting and Solicitation of Proxies

     This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of NASB Financial, Inc. ("NASB" or the "Company") for the Annual Meeting of Stockholders (hereinafter called the "Meeting") to be held at the North American Savings Bank, Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri on Tuesday, January 23, 2001, at 8:30 a.m. The Annual Report to stockholders for fiscal year 2000, including consolidated financial statements for the fiscal year ended September 30, 2000, accompanies this statement. The Company is required to file an Annual Report and Form 10-K for its fiscal year ended September 30, 2000, with the Securities and Exchange Commission ("SEC").

     This proxy statement and the accompanying proxy are first being sent to the stockholders on or about December 29, 2000.

     Regardless of the number of shares you own, it is important that your stock be represented at the Meeting. No action can be taken unless a majority of the outstanding shares of Common Stock is represented. To make sure your shares are represented at the Meeting, please sign and date the proxy card and return it in the enclosed prepaid envelope.

     If the enclosed proxy is properly executed and returned, and is not revoked, it will be voted in accordance with the specifications made by the stockholder. The proxy form provides a space for you to withhold your vote for the nominees for the Board of Directors, if you choose to do so. You may indicate the way you wish to vote on each matter in the space provided. Executed but unmarked proxies will be voted FOR the election of the director nominees named in the proxy statement and FOR the ratification of the selection of auditors.

     You may revoke your proxy at any time prior to its exercise. NASB has not established formal procedures for revocation. The cost of soliciting the proxies will be borne by NASB. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegraph. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. No additional compensation shall be paid to directors, officers and regular employees of the Company in consideration of services rendered to the solicitation of proxies.

     The securities which can be voted at the Meeting consist of shares of Common Stock of NASB Financial, Inc., with each share entitling its owner to one vote on matters other than the election of directors, in respect of which cumulative voting is permitted, as discussed below. The close of business on December 15, 2000, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of Common Stock outstanding on the record date was 8,500,249.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum, the Meeting may be adjourned in order to permit further solicitation of proxies.

     No  person  is  authorized  to  give  any   information   or  to  make  any
representation other than as contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

                 Security Ownership of Certain Beneficial Owners

     Persons and groups owning in excess of five percent (5%) of NASB's Common Stock are required to file certain reports regarding such ownership with NASB and with the SEC. The Company has not been notified, nor does it have any reason to believe, that any person, other than Mr. & Mrs. David H. Hancock and Michael
G. Dunn, owns more than 5% of NASB's Common Stock as of November 30, 2000.

                           Name and Address of              Amount and Nature of
Title of Class             Beneficial Owner                 Ownership                   Percent of Class (2)
-------------------------------------------------------------------------------------------------------------
Common Stock               David H. Hancock                 4,331,601                   51.0%
                           12498 South 71 Highway           shares total (1)
                           Grandview, MO 64030

Common Stock               Michael G. Dunn                  915,536                     10.8%
                           47 E. Canzo Dr.                  shares total
                           Sea Island, GA 31561
------------------------------

(1) Includes 282,782 shares which are owned by Mr. Hancock's spouse, Linda H. Hancock. Mr. Hancock disclaims beneficial ownership of these shares and their inclusion in the totals above shall not be deemed as an admission that Mr. Hancock is the beneficial owner of such shares for purposes of Section 16 of the Exchange Act or for any other purposes.
(2) The calculation of percent of class is based on the number of shares of Common Stock outstanding as of November 30, 2000, excluding shares held by the Company as treasury stock.
------------------------------

     As of November 30, 2000, all executive officers and directors as a group owned 4,603,008 shares of NASB's Common Stock and have options to acquire an additional 60,000 shares for a total of 4,663,008, or 54.9%.

Proposal 1: Election of Directors
     At each election of directors, every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected to a particular class. A stockholder may cumulate his votes by voting the total number of votes to which he is entitled for any one candidate or distribute them equally or unequally among the candidates. The total votes for all candidates cannot be more than the number of all candidates to be elected multiplied by the number of his shares. Stockholders may exercise their right to cumulative voting by attaching to their proxy card instructions indicating how many votes their proxy should give each candidate. The Board of Directors reserves the right to cumulate votes with respect to proxies assigned to the Board unless authorization is expressly withheld or instruction is otherwise given.

     The directors are divided into three classes. Two directors are to be elected at this meeting. The two nominees for these positions currently serve on the Board of Directors and are seeking re-election to serve until the 2004 Annual Meeting; or until their successors are elected and qualified to serve. The two nominees are David H. Hancock and Linda S. Hancock.

     It is the intention of the Board of Directors to vote the proxies for the election of all of the nominees named below for directors, or, at their discretion, cumulatively vote for any one or more, unless the proxy is marked to indicate that such authorization is expressly withheld. Management believes that all such nominees will stand for election, but if any person nominated fails to stand for election, the Board of Directors reserves full discretion to vote for any other person who may be nominated. Management believes that each nominee named herein will serve if elected as a director.

     Pursuant to the Bylaws of the Company, the Board of Directors acts as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least one-hundred twenty days and not more than one-hundred eighty days prior to the date of the annual meeting. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon. Such recommendations must contain the name, age, business address, residence address, and the principal occupation or employment of each such recommended nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such recommended nominee as a director. Such recommendations shall include a signed consent to serve as a director of the Company, if elected, from each such recommended nominee.



                               Board of Directors


Information as to Nominees and Continuing Directors
     The nominees, their ages, principal occupations or employment for the past five years and positions with the Company's subsidiary, North American Savings Bank, F.S.B. (the "Bank"), the year each was first elected as director of NASB, and the amount of Common Stock and percent thereof beneficially owned by each on November 30, 2000, are shown on the following table. "Beneficial ownership" includes: stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the nominee's household; and stock in which the nominee has or shares voting or investment power, even though the nominee disclaims any beneficial interest in such stock. Each director of the Company is also a member of the Board of Directors of the Bank.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE.

                                                                             Amount and Nature of
                                                                             Beneficial Ownership
Name and Business Experience                                    Director      Of Common Stock as         Percent
During Last Five Years                                     Age    Since         of Record Date          of Class
--------------------------------------------------------------------------------------------------------------------
Nominees - Three year terms expiring in 2004
----------------------------------------------------------
David H. Hancock                                           55     1990    4,331,601 shares                51.0%
Board Chairman and Chief Executive Officer of North                       (4,048,819 directly and
American Savings Bank since 1990.  Also serves as Board                   282,782 indirectly) (1)
Chairman of Nor-Am Service Corporation, a wholly owned
subsidiary of North American.

Linda S. Hancock                                           50     1995    4,331,601 shares                51.0%
Owner of Linda Smith Hancock Interiors since 1974.                        (282,782 directly and
                                                                          4,048,819 indirectly)  (2)
----------------------------------------------------------
Directors whose terms expire in 2003
----------------------------------------------------------
Frederick V. Arbanas                                       61     1974    4,268 shares                     --
President and Owner of Fred Arbanas, Inc., Advertising                    (directly)
Agency, Grandview, Missouri since 1969.

W. Russell Welsh                                           51     1997    17,500 shares (directly)        0.2%
Managing Partner for the law firm of Polsinelli, Shalton
& Welte.


                                                                             Amount and Nature of
                                                                             Beneficial Ownership
Name and Business Experience                                    Director      Of Common Stock as         Percent
During Last Five Years                                     Age    Since         of Record Date          of Class
--------------------------------------------------------------------------------------------------------------------
Directors whose terms expire in 2002
----------------------------------------------------------
Barrett Brady                                              54     1993    8,400 shares (directly)         0.1%
Senior Vice President of Highwoods Properties, Inc.
President and Chief Executive Officer of J.C. Nichols
1995-1998.  President and CEO of Dunn Industries, Inc.
from 1986-1995, and EVP and Treasurer of J.E. Dunn
Construction Co. from 1981-1995.


Walter W. Pinnell                                          53     1994    141,648 shares                  1.7%
President of North American Savings Bank and Nor-Am                       (127,048 directly and
Service Corporation, a wholly owned subsidiary, since                     14,600 indirectly)
1993.  EVP of Metcalf State Bank from 1992-1993.
President of American Bank from 1990-1992.

James A. Watson                                            53     1993    27,500 shares                   0.3%
Executive Vice President of North American Savings                        (26,100 directly and 1,400
Bank.  From 1990 to 1992, he served as Senior Vice                        indirectly) (3)
President of North American, and as Vice President from
1984-1992.

---------------------------
(1) Includes 282,782 shares owned by Linda S. Hancock. David H. Hancock is the spouse of Linda S. Hancock. David H. Hancock disclaims beneficial ownership of securities owned by Linda S. Hancock and this report shall not be deemed an admission that he is the beneficial owner of such securities for purposes of
Section 16 of the Exchange Act or for any other purposes.
(2) Includes 4,048,819 shares owned by David H. Hancock. Linda S. Hancock is the spouse of David H. Hancock. Linda S. Hancock disclaims beneficial ownership of securities owned by David H. Hancock and this report shall not be deemed an admission that she is the beneficial owner of such securities for purposes of
Section 16 of the Exchange Act or for any other purposes.
(3) Includes 4,000 shares which Mr. Watson has the right to acquire pursuant to options he holds under the Stock Option Plan, but which have not been exercised.
----------------------------
     The Board of Directors held 12 regular meetings during the fiscal year ended September 30, 2000. All directors attended more than 75% of the meetings of the Board of Directors and committees to which they belong.

Audit Committee
     The Audit Committee has the responsibility of reviewing the scope and results of audits performed by the Bank's independent auditors and reviews the findings and recommendations of NASB's internal auditor and compliance officer. This committee held four meetings during fiscal year 2000. The audit committee is comprised of Frederick V. Arbanas, Barrett Brady, and Walter W. Pinnell.

     In 1999, the SEC, the New York Stock Exchange ("NYSE"), the National Association of Securities Dealers ("NASD"), and the American Institute of Certified Public Accountants ("AICPA") partnered to establish a Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Blue Ribbon Committee's report, which was issued and adopted in February 1999, set forth new requirements designed to strengthen the effectiveness of audit committees of publicly traded companies. In meeting these new requirements, NASB's audit committee adopted an Audit Committee Charter on June 1, 2000, which is set forth below:

AUDIT COMMITTEE CHARTER - NASB FINANCIAL, INC.

Role and Independence. The Audit Committee of the Board of Directors will assist the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and other such duties as directed by the Board. The members of the Audit Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on an audit committee in accordance with Rule 4200 and Rule 4310(B)(i), (including the independence exclusion for one member set forth in Rule 4310(B)(ii)) of the corporate governance standards of the NASDAQ. The Audit Committee is expected to maintain free and open communication with the Independent Audit Firm, the Internal Audit Manager, and the management of the Company. In discharging this role of oversight, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain outside advice for this purpose.

     The Board of Directors shall appoint one member of the Audit Committee as the Chairman. He or she shall be responsible for leadership of the Committee, including presiding over the meetings, making Committee assignments, and reporting to the Board of Directors. The Chairman will also maintain regular liaison with the CEO, CFO, the Internal Audit Manager, and the Partner of the Independent Audit Firm.

Responsibilities. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the Company's accounting and reporting practices are in accordance with all requirements and properly safeguard the Company's assets. Specifically, the Audit Committee will:

Review and recommend to the Board the Independent Audit Firm to be selected or retained to audit the consolidated financial statements of the Company. In doing so, the Committee will request from the Audit Firm a written affirmation that they are, in-fact, independent. The Committee shall discuss any relationships that may impact the Audit Firm's independence and recommend to the Board any actions necessary to oversee such Audit Firm independence.

Communicate with the Independent Audit Firm and management to review the scope and procedures of the proposed audit each year. Review audit reports at the conclusion of each audit and take action on any comments or recommendations presented by the Independent Audit Firm.

Review with the Independent Auditors, the Internal Audit Manager, and management, the adequacy and effectiveness of the Company's accounting and financial controls. The Committee will elicit any recommendations for improvements to such internal control procedures and monitor areas where new or more detailed control procedures are warranted. Further, the Committee should periodically review policy statements of the Company and monitor the Company's compliance with those policies.

Monitor the Internal Audit function of the Company including the independence and authority of its reporting obligations, proposed audit plans for each coming year, and the coordination of such plans with the Independent Audit Firm.

Receive prior to each meeting, a summary of findings from completed internal audits, a progress report on audits in-progress, and an explanation for any deviation from the original audit plan.

Review the financial statements, disclosures, and content contained in the annual report and 10-K with the Independent Auditors. Discuss any dissatisfactions or areas of concern raised by the Independent Auditors. Any changes or proposed changes to accounting policies or principles should also be reviewed at this time.

Providing the Independent Audit Firm with full access to the Committee and/or the Board on a quarterly basis (without management present, if necessary) to discuss any and all matters of present or future concern.

Submit the minutes of all Audit Committee meetings to the Board.

Investigate any matters brought to its attention within the scope of its duties, with the power to retail outside counsel, if appropriate.

Audit Committee Report
     In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2000, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The
Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended,

"Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte and Touche as the Company's independent auditors for the fiscal year ended September 30, 2001, and the board concurred with that recommendation.

         November 28, 2000                 Barry Brady, Audit Committee Chairman

                                           Frederick V. Arbanas

                                           Walter W. Pinnell


     Walter W. Pinnell is the only member of the Audit Committee that is a non-independent director as defined in Rule 4200 because he is an employee of the Company's subsidiary, but not an employee of the Company itself. However, because Mr. Pinnell he has more that thirty years of experience in the banking industry, a high degree of financial literacy, and substantial knowledge of the Company's internal control structure, the Board determined that his appointment to the audit committee was in the Company's best interest.

Directors' and Committee Members' Remuneration
     Directors who are not paid a salary by the Bank or a subsidiary during the fiscal year ended September 30, 2000, received fees as follows: $1,000 per board meeting attended, and members of all standing committees, $250 per meeting attended if not held in conjunction with board meeting.

Executive Officers
     The following sets forth information about the executive officers who are not directors of NASB or who have not been employed by the Bank for five years. All executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

     Keith B. Cox, age 39, has been with the Bank for seventeen years and is presently serving as Executive Vice President and Chief Financial Officer. During his career with North American he also served as Controller.

     Bradley A. Lee, age 46, has served as a Sr. Vice President in Construction Lending with the Bank for five years. His seventeen years of experience in banking include serving as VP at Mercantile Bank in Commercial Lending from 1991 to 1995 and as Sr. Vice President at Mark Twain Banks from 1981 to 1991.

     John Nesselrode, age 41, has worked for the Bank for fifteen years, first as Investment Officer, and now as Sr. Vice President/Chief Investment Officer.

     Bruce J. Thielen, age 40, started with the Bank nine years ago as Manager of Loan Servicing. Since January 1995, he has assumed additional responsibilities as the manager of the Residential Lending Department and is presently a Sr. Vice President.

     Joe O'Flaherty, age 36, started with the Bank in June 1995. He is presently serving as Senior Vice President in charge of the Residential Portfolio Loan Department. He has 12 years experience in the mortgage industry and previously he held the position of Vice President with Charles F. Curry Company Mortgage Bankers.

     Rhonda Nyhus, age 35, is the Bank's Vice President and Controller. She also serves as the Bank's Corporate Secretary. From February 1995 to August 1997, she worked as Internal Audit Manager for the Bank. Prior to that time, she had six years of experience with the accounting firm of Grant Thornton.

Executive Compensation
     The following table sets forth information concerning the compensation of the Chief Executive Officer and the other executive officers who served in such capacities as of September 30, 2000, with compensation of $100,000 or more.

                                                                                               Stock    All Other
Name and Principal                                         Fiscal      Salary       Bonus      Options     Comp.
Position with Bank                                          Year         $            $       (number)     $ (1)
--------------------------------------------------------------------------------------------------------------------
David H. Hancock                                            2000      207,692     100,500      --        5,250
Board Chairman, CEO and Director of North American &        1999      178,846     175,500      --        5,000
Nor-Am Service Corp.                                        1998      175,000     105,600      --        5,000

Walter W. Pinnell                                           2000      181,731      40,500      --        5,894
President and Director of North American & Nor-Am           1999      141,154      40,500      --        4,344
Service Corp.                                               1998      135,019      70,600      --        5,290

Bruce J. Thielen                                            2000       96,266     154,500      --        6,312
Senior Vice President of Residential Lending                1999       92,500     100,000      --        5,000
                                                            1998       92,500      77,500      --        4,750

Brad Lee                                                    2000       93,077      50,500      --        4,307
Senior Vice President of Construction Lending               1999       77,346      50,500      --        3,835
                                                            1998       71,067      38,100      --        3,015

Joe O'Flaherty                                              2000       74,277     140,000      --        6,428
Senior Vice President of Residential Lending

     Cash compensation for the fiscal year ended September 30, 2000, totaled $1,606,043 for all nine executive officers as a group.
-------------------------
     (1) Includes contributions to the Company's 401(k) Plan on behalf of each of the named executive officers to match predefined portion of the 2000 pre-tax elective deferral contribution (included under the "salary" column) made to such plan and discretionary contributions made to the plan on behalf of the named executive officer.
-------------------------




Option Grants During the Fiscal Year Ended September 30, 2000, To the Above Named Executive Officers.
     There were no grants of options to acquire shares of the Company's Common Stock during the fiscal year ended September 30, 2000.

Option Exercises and Fiscal Year-End Values
     The following table sets forth all stock options exercised by the named executives during the fiscal year ended September 30, 2000, and the number and value of unexercised options held by such executive officers at the fiscal year-end.

                                                                                             Value of unexercised
                                                              Number of unexercised        in-the-money options at
                                 Shares                     Options at fiscal year-end        fiscal year-end (2)
                                acquired      Value       ------------------------------ -----------------------------
Name                          on exercise   realized (1)  Exercisable   Unexercisable    Exercisable   Unexercisable
---------------------------------------------------------------------------------------- -----------------------------
                                                   >
David H. Hancock                  153,848       807,702        87,962       21,990        $ 659,712      $ 164,928

Walter W. Pinnell                      --            --            --           --               --             --

Bruce J. Thielen                       --            --        12,000        8,000         $ 72,375      $  48,250

Brad Lee                               --            --        10,400        1,600         $ 74,215      $   9,650

Joe O'Flaherty                         --            --        12,000        4,000         $ 86,475      $  27,650

-------------------------
(1) Difference between fair market value of underlying securities at date of exercise and the exercise price.
(2) Difference between fair market value of underlying securities at fiscal year-end and the exercise price.
-------------------------

Employment Agreements
     There are currently no employment agreements.

Executive Compensation Plan
     The executive compensation program is based on beliefs and guiding principles designed to align compensation with business strategy and company values. The Company supports a performance-oriented environment that rewards performance not only with respect to the individual's contribution to the Company but also Company performance as compared to that of the industry performance levels.

Report of Compensation Committee on Executive Compensation
     The Compensation Committee of the Board of Directors is composed entirely of the independent outside directors, Frederick V. Arbanas, W. Russell Welsh, Barrett Brady, and Linda S. Hancock. The Committee is responsible for setting and administering the policies that govern both annual executive compensation and stock ownership programs.

     The Compensation Committee evaluated a variety of objective factors to determine the base salaries, incentive bonuses, and stock option awards to the Bank's executives. In setting the executive compensation for the Chief Executive Officer and the President, the committee examined the Company's corporate performance ratios compared to peer group averages, the Company's stock price performance over the last five years in relationship to peer groups and industry indexes, and the Company's executive compensation compared to salary surveys of financial institutions in the industry with similar characteristics of the Company. Specifically, the Company's return on assets ("ROA") of 1.63% during the year ended September 30, 2000, decreased slightly from the prior year's ROA of 1.65%, while its return on equity ("ROE") increased to 18.12% from the prior year's ROE of 17.35%. By comparison, the 1999 Fact Book published by the Office of Thrift Supervision for the calendar year ended 1999 reported an average ROA of 0.98% and an average ROE of 12.18% for all 1,103 thrift institutions. Based on the 2000 Bank Executive Compensation Survey from Sheshunoff, the compensation of the Chief Executive Officer and the President for the year ended September 30, 2000, were approximately in the 50th percentile of the Company's peer group.




Comparative Stock Performance Graph
     The following graph shows the cumulative total return on the common stock of the Bank over the last five fiscal years, compared with the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Financial Institutions Index over the same period. Cumulative total return on the stock or the index equals the total increase in the value since September 30, 1995, assuming reinvestment of all dividends paid into the stock or the index respectively. The graph was prepared assuming that $100 was invested on September 30, 1995, in common stock of the Bank in the indexes.

              NASB, NASDAQ Stock Market (U.S. Companies) and NASDAQ

INDEX                       9/30/95  9/30/96  9/30/97  9/30/98  9/30/99  9/30/00
--------------------------------------------------------------------------------
NASB Financial, Inc.          $100     $109     $183     $183     $156     $220
NASDAQ (U.S.)                 $100     $118     $162     $162     $263     $352
NASDAQ Financial Institutions $100     $119     $196     $179     $174     $184


                                    Benefits

Retirement Plan
     During the fiscal year ended September 30, 2000, North American maintained a 401(k) Qualified Defined Contribution Plan ("Plan") for all employees who worked at least 1,000 hours per year, were 21 years of age, and had been employed for one year. This Plan complies with the requirements of the Employment Retirement Income Security Act ("ERISA") of 1974. The Plan provides, in general, that an employee may elect to contribute from 1% to 15% of annual salary on a pre-tax basis and the Bank will contribute 50% of the employee's contribution, up to a maximum of 3% of the employee's salary, subject to IRS limits. Employees are 100% vested in the employer's contributions after three years of service to the Bank. Benefits under the Plan are determined by the contributions of the Bank and the participant. Normal retirement age is 65. Upon retirement, the participant elects the manner in which the accrued contributions plus earnings are to be received.




     The aggregate contributions by the Bank under the Plan for named executive officers during the fiscal year ended September 30, 2000, were: David Hancock, $5,250; Walter W. Pinnell, $5,894; Bruce J. Thielen, $6,313, Brad Lee, $4,307; Joe O'Flaherty, $6,428; and for all executive officers as a group were $44,005. Total accrued contributions by the bank are: David Hancock, $44,495; Walter W. Pinnell, $28,103; Bruce J. Thielen, $28,644, Brad Lee, $11,158; Joe O'Flaherty, $19,029.

Stock Option Plan
     During fiscal year 1986, stockholders of NASB approved a stock option plan ("Option Plan"). Amendments to the Stock Option Plan in 1988 and 1994 were submitted to and approved by the shareholders. Under the Option Plan, options to purchase up to 931,592 shares of Common Stock (adjusted to reflect subsequent stock dividends and stock split less those exercised) may be granted to officers and employees of the Bank and its subsidiaries. As of September 30, 2000, the time frame for issuing new Option Agreements under this Stock Option Plan had expired.

     The  options  granted are  intended to be  incentive  stock  options  under
Section 442A of the Internal Revenue Code as amended. Qualified stock options must be granted by the tenth anniversary of the effective date of the Option Plan. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. No option shall be exercisable after the expiration of ten years from the date of the grant.

     The Board of Directors administers the Option Plan. The Board selects the employees to whom options are to be granted and the number of shares to be granted based upon, among other things, an employee's length of service, the amount of compensation, and the nature of responsibilities, duties and functions.

     The Board may, in its discretion, authorize NASB to accept the surrender by the optionee of the right to exercise an option in consideration for the payment by NASB of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option surrendered over the total exercise price. Such payment may be made in Common Stock and/or cash.


Federal Income Tax Consequences
     Incentive stock options are designed to result in beneficial tax treatment to the optionee and do not result in a tax deduction for the Company. The optionee is not taxed upon grant or exercise of an incentive stock option; rather, taxation is deferred until the sale or other disposition of the underlying shares.

     During the year ended September 30, 2000, there were no new stock option agreements issued and no options were forfeited. As of September 30, 2000, outstanding options may be exercised as follows:

                                             Number of       Exercise
First Exercise Date                           Shares           Price
----------------------------------------- ---------------- --------------
IMMEDIATE                                          12,000          $2.25
IMMEDIATE                                           4,000          $5.63
IMMEDIATE                                           8,000          $7.53
IMMEDIATE                                           6,400          $7.63
IMMEDIATE                                          97,562          $7.50
IMMEDIATE                                          31,200          $8.97
                                          ----------------
 Sub-total of shares immediately exercisable      159,162

January 21, 2001                                   10,400          $8.97
January 23, 2001                                    1,600          $7.63
June 12, 2001                                       2,400          $7.50
June 13, 2001                                      21,990          $7.50
January 21, 2002                                   10,400          $8.97
                                          ----------------
TOTAL                                             205,952
                                          ================

     As of September 30, 2000, 506,624 of the options granted under the plan have been exercised. Options held by executive officers who are directors are included in the table under beneficial ownership. All executive officers as a group hold options to purchase 60,000 shares.




Transactions with North American
     NASB, prior to the Financial Institutions Reform Recovery and Enforcement Act of 1989, followed the policy of offering mortgage loans for the financing of personal residences and consumer loans to its officers, directors and employees. These loans were made in the ordinary course of business and on substantially the same terms and collateral, except for fees, as those of comparable transactions prevailing at the time. The loans did not involve more than the normal risk of collectability or present other unfavorable features. NASB no longer makes portfolio loans to executive officers and directors.

     As of September 30, 2000, there were no loans made on preferential terms as explained above to an executive officer or director of the Company that exceeded $60,000 in the aggregate. Loans to executive officers and directors or their associates, which were not made on preferential terms, if any, are disclosed in the notes to the consolidated financial statements in the 2000 Annual Report to Stockholders.

Section 16 Compliance
     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of NASB Financial, Inc. equity securities, to file reports of ownership and reports of changes in ownership with the SEC. The Company's officers, directors and greater than 10% stockholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.


Proposal 2: Ratification of Independent Auditors
     The Audit Committee recommended, and the Board of Directors appointed, the firm of Deloitte & Touche LLP to audit the accounts of NASB Financial, Inc. and its subsidiaries for the fiscal year ended September 30, 2001. This appointment is being presented to stockholders for ratification. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the selection.

     Deloitte & Touche LLP has advised NASB that neither the firm nor any present member or associate of the firm has any financial interest, direct or indirect, in the Company; nor any connection with NASB, in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.







                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such Meeting must be received at the NASB's main office at 12498 South 71 Highway, Grandview, Missouri 64030, not later than September 10, 2001. Any such proposals shall be subject to requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     A COPY OF FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, NASB FINANCIAL, INC., 12498 SOUTH 71 HIGHWAY, GRANDVIEW, MISSOURI 64030.

                                              By Order of the Board of Directors


                                              Rhonda Nyhus
                                              Vice President & Secretary

Grandview, Missouri
Dated: December 29, 2000

                              NASB FINANCIAL, INC.
             12498 South 71 Highway - Grandview, Missouri 64030

REVOCABLE PROXY

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 23, 2001, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Keith B. Cox and Rhonda Nyhus with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of NASB Financial, Inc., which the undersigned is entitled to vote at the ANNUAL MEETING of STOCKHOLDERS, to be held in the lobby of the Grandview Office, 12498 South 71 Highway, Grandview, Missouri, on January 23, 2001, at 8:30 a.m. and at any and all adjournments thereof, as follows:

1. Election of Directors:
   [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote for all
                                            nominees listed below
   A. If you wish to vote cumulatively:
      --------------------------------

      FOR:                        WITHHOLD AUTHORITY:
      _____  David H. Hancock     _____  David H. Hancock
      _____  Linda S. Hancock     _____  Linda S. Hancock


2. PROPOSAL to ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of NASB Financial, Inc. and its subsidiaries for the fiscal year ending September 30, 2001.

   [ ] FOR                        [ ] AGAINST                      [ ] ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.










REVOCABLE PROXY

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY. THE BOARD HAS THE DISCRETION TO VOTE CUMULATIVELY FOR THE ELECTION OF DIRECTORS.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Name(s), address and number of shares of registered owner(s) appear(s) below.
SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON.


                                  Date:___________________________________, 2001
                                          Month                 Day



                                       _________________________________________




                                       _________________________________________
                                       Signature(s)

Please sign as name(s) appear(s) to the left, indicating official position or representative capacity where applicable. Show address changes.